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                                                                    EXHIBIT 24.2


         I, Donald E. Frederick, do hereby certify that the following resolution was duly adopted by the Board of Directors of ADFlex Solutions, Inc. at a duly convened meeting on October 21, 1997, and that such resolution is in full force and effect and has not been amended or modified.

         FURTHER RESOLVED, that each officer and director of the Corporation who may be required to execute the S-3 Registration Statement is hereby authorized and directed to execute a special power of attorney appointing Rolando C. Esteverena, Donald E. Frederick and R. Charles Furniss each as the officer's or director's true and lawful attorney and agent, with the limited authority to sign as a director and/or officer the S-3 Registration Statement, and any and all amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the SEC, the National Association of Securities Dealers ("NASD") and such other governmental authorities or self-regulatory organizations as they deem necessary or advisable.


         Dated: October 21, 1997
                                                /s/ Donald E. Frederick
                                                -------------------------------
                                                Donald E. Frederick, Secretary